CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 8, 2003 in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-1A No. 333-103283 and 811-21308) of The China - U.S. Growth Fund.




                                                              ERNST & YOUNG LLP

New York, New York
September 8, 2003